The L.S. Starrett Company Appoints Charles “Chuck” Alpuche to its Board of Directors

ATHOL, MA. – July 25, 2022 – The L.S. Starrett Company (NYSE: SCX) (“Starrett” or “the Company”) a global innovator, manufacturer and marketer of precision measuring tools, cutting tools and equipment, and high-end metrology solutions for industrial, professional, and consumer markets, today announced that Chuck Apulche has been appointed to the Company’s Board of Directors, effective immediately.
Mr. Alpuche has served as the Executive Vice President and Chief Operating Officer of Insulet Corporation since February 2019. Since 2016, he has served as Executive Vice President and Senior Vice President in several operational leadership roles for Insulet. Prior to that, from 2012 – 2016, Mr. Alpuche served as an independent consultant for both domestic and international companies in the food, beverage and chemical industries. Previously, he spent thirty years at PepsiCo in leadership roles of increasing responsibility overseeing domestic and international plant operations. Earlier in his career at PepsiCo, he held a number of management roles in plant operations, product management and quality control. Most recently, he served as PepsiCo’s Senior Vice President of North America Beverages, and before that he held the position of Vice President and General Manager, Concentrate Operations, Asia and Americas. Mr. Alpuche holds a Bachelor of Science in Business Administration from Delaware Valley College and obtained an Executive Master of Science in Organizational Management from the University of Pennsylvania.
“We are pleased to welcome a leader with Chuck’s expertise and experience to the Starrett Board,” said Douglas Starrett, Chairman of Starrett’s Board of Directors. “His leadership and experience with several major operational initiatives, improvements, and automation throughout his career will be invaluable to us as we endeavor to continue to meet the operational challenges facing us in this environment.”
Mr. Apulche’s appointment follows several prominent new appointments to the Board in recent years. In 2020, both Scott Sproule, former Vice President and Chief Financial Officer of SPX Corporation, and Deborah R. Gordon, Vice President, Investor Relations of Insulet Corporation were appointed, adding experience and expertise to the financial and investor relations areas. In 2017, Tom Riordan, formerly President and CEO of Neenah Enterprises and Chief Operating Officer of Terex Corporation, in addition to senior leadership positions in several other manufacturing enterprises was appointed along with Christopher Gahagan, formerly President and CEO of Symbiotic LLC. Mr. Riordan brings a wealth of experience and leadership in manufacturing operations, and Mr. Gahagan likewise in the area of technology and application thereof.
“Mr Apulche’s appointment continues the process begun a few years ago of appointing a very strong, functionally diverse Board of Directors who have been very instrumental in helping us navigate a difficult environment while continuing to grow the company and improve profitability for our stakeholders”. Added Mr. Starrett.
About The L.S. Starrett Company:
Founded in 1880 by Laroy S. Starrett and incorporated in 1929, The L.S. Starrett Company is a leading manufacturer of high-end precision tools, cutting equipment, and metrology systems for industrial, professional and consumer markets and is engaged in the business of manufacturing over 5,000 different products for industrial, professional and consumer markets. The Company has a long history of global manufacturing experience and currently operates three major global manufacturing plants. All subsidiaries principally serve the global manufacturing industrial base with concentration in the metalworking, construction, machinery, equipment, aerospace and automotive markets. The Company offers its broad array of measuring and cutting products to the market through multiple channels of distribution throughout the world. Starrett is a brand recognized around the world for precision, quality and innovation. For more information, please visit: https://www.starrett.com.
Forward-Looking Statements:
This press release may contain forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on September 2, 2021 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:
John C. Tripp
Chief Financial Officer
(978) 249-3551
jtripp@starrett.com